UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549



                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  November 2, 2001

                  AEI INCOME & GROWTH FUND 23 LLC
   (Exact Name of Registrant as Specified in its Charter)

                         State of Delaware
      (State or other Jurisdiction of Incorporation or Organization)




          000-30449                     41-1922579
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


   1300 Minnesota World Trade Center, St. Paul, Minnesota 55101
          (Address of Principal Executive Offices)


                        (651) 227-7333
    (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last report)



Item 2.   Acquisition or Disposition of Assets.

       On November 2, 2001, the LLC purchased a 48% interest in a newly constructed Johnny Carino's restaurant in San Antonio, Texas from Kona Restaurant Group, Inc. The total cash purchase price of the land and building was approximately $2,312,000. The remaining interest in the property is owned by AEI Net Lease Income & Growth Fund XIX Limited Partnership, an affiliate of the LLC. Kona Restaurant Group, Inc. is not affiliated with the LLC.

       The cash, used in purchasing the property, was from the proceeds of sale of Limited Membership Units.

Item 7.   Financial Statements and Exhibits.

           (a) Financial statements of businesses acquired.  -
               Not    Applicable.     Property    was    newly
               constructed.

           (b) A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the LLC had acquired the property on January 1, 2000, the LLC's Investments in Real Estate would have increased by $1,109,760 and its Current Assets (cash) would have decreased by $1,109,760.

             The Total Income for the LLC would have increased from $432,076 to $548,601 for the year ended December 31, 2000 and from $765,177 to $801,114 for the nine months ended September 30, 2001 if the LLC had owned the property during the periods.

             Depreciation  Expense would have  increased  by
             $29,515   and  $22,136  for  the   year   ended
             December  31,  2000 and the nine  months  ended
             September 30, 2001, respectively.

             The net effect of these proforma adjustments would have caused Net Income to increase from $249,341 to $336,351 and from $452,963 to
             $466,764, which would have resulted in Net Income of $53.05 and $35.98 per Limited Membership Unit outstanding for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively.

           (c) Exhibits

                 Exhibit    10.1   -    Net    Lease
                            Agreement dated February  2,  2001
                            between  the  LLC, AEI  Net  Lease
                            Income  & Growth Fund XIX  Limited
                            Partnership  and  Kona  Restaurant
                            Group,   Inc.  relating   to   the
                            property  at  11719 Bandera  Road,
                            San  Antonio,  Texas (incorporated
                            by  reference to Exhibit 10.15  of
                            Form  10-KSB  filed  on  March  9,
                            2001).


                 Exhibit    10.2   First Amendment  to
                            Net    Lease    Agreement    dated
                            November 2, 2001 between the  LLC,
                            AEI  Net  Lease  Income  &  Growth
                            Fund  XIX Limited Partnership  and
                            Kona    Restaurant   Group,   Inc.
                            relating to the property at  11719
                            Bandera Road, San Antonio, Texas.


                         SIGNATURES

        Pursuant  to  the  requirements  of  the  Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             AEI INCOME & GROWTH FUND 23 LLC

                             By: AEI Fund Management XXI,Inc.
                             Its:  Managing Member


Date:  November 5, 2001        /s/ Mark E Larson
                              By:  Mark E. Larson
                              Its Chief Financial Officer
                              (Principal Accounting and
                              Financial Officer)